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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) September 26, 1996




                              SCIENTIFIC NRG, INC.
             (Exact name of registrant as specified in its charter)




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
                 Minnesota                               0-15148                      41-1457271
(State or other jurisdiction of incorporation)   (Commission file number)   (IRS Employer Identification No.)
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                                 2651 DOW AVENUE
                            TUSTIN, CALIFORNIA 92680


               Registrant's telephone number, including area code:
                                 (714) 730-3555

         (Former name or former address, if changed since last report.)
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ITEM 5         OTHER EVENTS


Two of the company's directors announced their resignations as of September 11, 1996.

Malcolm L. Fickel resigned as a director and chief executive officer. Mr. Fickel's resignation is not because of any disagreement with management of the company relating to the company's operations, policies, or practices, but due to personal demands and Mr. Fickel's desire to pursue certain other opportunities.

Mr. Thomas C. Moceri resigned as a director and chief financial officer. Mr. Moceri's resignation is not because of any disagreement with management of the company relating to the company's operations, policies, or practices, but due to personal demands and Mr. Moceri's desire to pursue certain other opportunities.

A copy of the resignation letter of Mr. Fickel is appended hereto as Exhibit 1. A copy of the resignation letter of Mr. Moceri is appended hereto as Exhibit 2.

The company appointed Daniel W. Parke and Jonathan D. Forgy as replacement directors. Mr. Parke will also serve as the Registrant's Chief Executive Officer and Mr. Forgy will also serve as the Registrant's President.




Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SCIENTIFIC NRG, INC.




                                   /s/Jonathan L. Forgy
                                   --------------------
                                   Jonathan L. Forgy
                                   President



Date:   September 26, 1996